SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2010

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On September 2, 2010, Health Enhancement Products, Inc. (the “Registrant”) and Zus Health, LLC, an international distributor of health and nutritional products (“Zus”), entered into a License Agreement (the “Agreement”) relating to the Registrant’s ProAlgaZyme product.

Pursuant to the Agreement, the Registrant granted Zus an exclusive, world-wide license to market, sell and distribute ProAlgaZyme for the nutritional benefit of customers and distributors (excluding pharmaceutical applications and food, supplement, and medicinal ingredient applications outside of multi level, network or affiliate marketing (“MLM”)) through worldwide sales channels.  The Registrant has reserved the right to market and sell isolates and natural and synthetic derivatives of ProAlgaZyme in pharmaceutical and ingredient applications outside of MLM.  The Agreement also includes a trademark license relating to all trademarks used to market, sell or distribute ProAlgaZyme, whether such trademarks are developed by the Registrant or Zus.

Subject to a 30-day due diligence review, Zus has agreed to pay $255,000 for exclusive distribution rights for the four-month period ending on December 31, 2010.  Thereafter, the Agreement provides that Zus will make certain minimum guaranteed payments, in addition to per-unit royalties, to the Registrant for the term of the Agreement, subject to reduction or renegotiation if either the Registrant or Zus is unable to meet specified volume and minimum purchase requirements.  Zus will not be obligated to make the minimum monthly payments required to maintain exclusivity until (a) ProAlgaZyme is determined to meet the Food and Drug Administration’s (“FDA”) “generally recognized as safe” (“GRAS”) standard or (b) ProAlgaZyme receives “New Dietary Ingredient” (“NDI”) status from the FDA.  Minimum monthly payments may also be suspended if a regulatory agency restricts the sale of ProAlgaZyme.

The Agreement also contains customary provisions relating to product manufacturing, packaging, pricing, shipping, payments, intellectual property matters, marketing and promotion, and indemnification by the Registrant and Zus for specified damages suffered by the other party.  Finally, the Registrant granted Zus a limited right of first option/review to license additional products developed by the Registrant based on the ProAlgaZyme technology.

The Agreement will remain in effect until the expiration of the last patent relating to ProAlgaZyme, subject to the parties’ right to terminate the Agreement earlier in certain limited circumstances.  Zus may terminate the Agreement upon 90 days written notice.  If Zus were to exercise such termination right during the first 90 days of the term, Zus would have no further obligation to the Registrant beyond the initial payment of $255,000.  If Zus were to terminate the Agreement following the initial 90-day period, in addition to the initial payment of $255,000, Zus would be obligated to pay 150% of certain of the Registrant’s costs, subject to a minimum payment of $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2010	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Janet Crance
Janet Crance, Chief Administrative Officer